EXHIBIT 23.3

上海宇钧（杭州）律师事务所

UNIVERSAL LAW OFFICES OF HANGZHOU

Date: December 19, 2025

To: CN ENERGY GROUP. INC.

Building 1-B, Room 303, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the annual report of CN ENERGY GROUP. INC. (the “ Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 19, 2025 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Mixue Shen

Mixue Shen

Attorney at Law

Universal Law Offices Of Hangzhou

地址：杭州市萧山区建设四路 10907 号	Add：NO.10907 Jianshe Siqu, Xiaoshan District,HangZhou City

邮编 PC：311241	电话 Tel：0571-57158338	传真 Fax：0571-57158338